[DELOITTE & TOUCHE LETTERHEAD]

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in this Registration Statement of E-xact Transactions Ltd. on Form SB-2 of our report dated October 29, 1999 (except as to Note 14 which is as of December 21, 1999), which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


(Signed) DELOITTE & TOUCHE LLP

Chartered Accountants
Vancouver, British Columbia, Canada
December 21, 1999